UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
December 29, 2015
Date of Report (Date of earliest event reported)

INFOBLOX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35507	20-0062867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara,		95054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 986-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Appointment of Officer
On January 4, 2016, Infoblox Inc. (the “Company”) announced the appointment of Janesh Moorjani as Executive Vice President and Chief Financial Officer of the Company, effective immediately.
Prior to joining the Company, from July 2013 to January 2016, Mr. Moorjani, age 43, served in the finance organization at VMware, Inc., a provider of virtualization infrastructure solutions for information technology, where he served most recently as a Senior Vice President since January 2015. From October 2004 to June 2013, Mr. Moorjani served in a number of finance and sales-related roles at Cisco Systems, Inc., a provider of networking solutions, including Managing Director of India Sales from August 2011 to June 2013 and Managing Director of APAC Sales from August 2009 to July 2011. Mr. Moorjani previously served as a vice president of finance at PTC Inc. and as a vice president at Goldman Sachs & Co. Mr. Moorjani holds a Bachelor of Commerce degree from Sydenham College of Commerce and Economics of Bombay University and an M.B.A. from The Wharton School, University of Pennsylvania.
Mr. Moorjani’s offer letter, dated November 19, 2015, provides for an initial annual base salary of $430,000, on-target incentive pay of $258,000, a performance bonus of $400,000 (with one-half payable upon commencement of employment and one-half earned upon completion of milestones to be mutually agreed within 60 days of his start date and payable upon the first anniversary of his continuous employment, and repayable to the Company if he voluntarily leaves the Company within one year of his employment start date), and eligibility under the Company’s benefits plans. Additionally, pursuant to the offer letter, the Company has agreed to enter into its standard form of Change in Control Severance Agreement for executive vice presidents of the Company with Mr. Moorjani. The foregoing description is qualified in its entirety by the full text of Mr. Moorjani’s offer letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company also intends to enter into its standard form of Indemnity Agreement for officers and directors, which was filed as Exhibit 10.1 to the Company’s Form S-1 (Registration No. 333-178925) filed on April 9, 2012 and is incorporated by reference herein. The Company’s form of Change in Control Severance Agreement was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on March 6, 2015 and is also incorporated by reference herein.
In addition, Mr. Moorjani will be granted 150,000 restricted stock units (the “RSUs”) pursuant to the terms of the Company’s 2012 Equity Incentive Plan. The RSUs will be subject to the standard terms and conditions of the Company’s form of RSU award agreement. The RSUs will vest as to 25% on the 15th of the month following the anniversary of the grant date and the remaining 75% of the RSUs will vest in equal installments over the next six semi-annual periods thereafter.
(e) Compensation of Officer
On December 29, 2015, the Compensation Committee of the Company’s Board of Directors approved the Company entering into a separation agreement with Remo E. Canessa, former Chief Financial Officer of the Company, that provides for, among other things, him continuing as an Executive Advisor to the Company until April 4, 2016 under his current compensation arrangements, and then following the termination of his employment by the Company on April 4, 2016, the Company paying his base salary for three months, accelerating vesting with respect to his equity awards by three months and extending the term of the stock options previously granted to him by three months. The foregoing descriptions are qualified in their entirety by the full text of Mr. Canessa’s separation agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Title
10.1	Offer Letter to Janesh Moorjani from the Company, dated November 19, 2015
10.2	Separation Agreement between Remo E. Canessa and the Company, dated December 30, 2015
99.1	Press release announcing the appointment of Janesh Moorjani as Chief Financial Officer, dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date: January 4, 2016		/s/ Stephen Yu
	By:	Stephen Yu
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Title
10.1	Offer Letter to Janesh Moorjani from the Company, dated November 19, 2015
10.2	Separation Agreement between Remo E. Canessa and the Company, dated December 30, 2015
99.1	Press release announcing the appointment of Janesh Moorjani as Chief Financial Officer, dated January 4, 2016.